EXHIBIT 8.0


                   [Cadwalader, Wickersham & Taft Letterhead]






                                November 6, 2001



To the Persons Named on
Schedule 1 Hereto:

       Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-PB1
            -------------------------------------------------------------

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 5 of that certain Certificate Purchase Agreement, dated as of October 26, 2001 (the "Certificate Purchase Agreement"), by and between Banc of America Commercial Mortgage Inc. ("BACM"), Banc of America Securities LLC ("Banc of America") and Merrill Lynch, Pierce, Fenner and Smith Incorporated ("Merrill Lynch") as initial purchasers (each of Banc of America and Merrill Lynch an "Initial Purchaser" and collectively the "Initial Purchasers") and pursuant to Section 6 of that certain Underwriting Agreement, dated as of October 26, 2001 (the "Underwriting Agreement") among BACM, Banc of America, Merrill Lynch and Salomon Smith Barney Inc. ("SSB") as underwriters (each of Banc of America, Merrill Lynch and SSB an "Underwriter" and collectively the "Underwriters"). We have acted as special counsel to BACM, the Underwriters and the Initial Purchasers in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2001-PB1 (the "Certificates"), consisting of twenty-two classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-2F Certificates, the Class XC Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"); and (iii) the sale by BACM to the Initial Purchasers of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of October 1, 2001 (the "Pooling and Servicing Agreement"), BACM, as depositor, Prudential Asset Resources, Inc., as master servicer, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as special servicer, LaSalle Bank National Association, as trustee and as REMIC administrator, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated October 26, 2001 relating to Publicly Offered Certificates, the Private Placement Memorandum dated October 26, 2001 relating to the Privately Offered Certificates, specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document review by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, the Trustee, the REMIC Administrator, the Initial Purchasers, the Underwriters and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

             Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) REMIC I and REMIC II will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class XC Certificates, Class XP Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests LA-1, LA-2C, LA-2P, LA-2FC, LA-2FP, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO, LP and LQ will constitute "regular interests" in REMIC I and the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I within the meaning of the Code; (d) the portion of the Trust Fund consisting of the Excess Interest, Excess Interest Distribution Account, the Class A-2F Regular Interest, the Swap Documents, any amounts received pursuant to the Swap Documents, the Floating Rate Account and any proceeds thereof will be treated for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (e) the Class Q Certificates will represent an undivided beneficial interest in the Excess Interest and the Excess Interest Distribution Account; and (f) the Class A-2F Certificates will represent an undivided beneficial interest in the Class A-2F Regular Interest, the Swap Documents, the Floating Rate Account and all proceeds thereof. We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,


                                    /s/ Cadwalader, Wickersham & Taft

                                                                      SCHEDULE 1




Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
100 Church Street, 18th Floor
New York, New York 10080

Standard and Poor's Ratings Services,
 a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Moody's Investor Services, Inc.
99 Church Street
New York, New York  10007

LaSalle Bank National Association
 in its capacity as Trustee and
 REMIC Administrator
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603